UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 18, 2008

Broadcaster, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-15949	94-286863
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9201 Oakdale Avenue, Suite 200

Chatsworth, California 91311

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 18, 2008, four days after the Company commenced mailing of its definitive Schedule 14C regarding action taken by the holders of a majority of the voting power of the outstanding stock of the Company removing Dr. Orza and Paul Goodman as directors of the Company, effective March 5, 2008, Dr. Vincent Orza sent an email to the Company’s directors, resigning as a director and member of the Company’s Compensation, Audit and Nominating Committees, effective immediately. The email also set forth disagreements with the Company.  The email is filed as an exhibit to this Report, together with a response from Martin Wade, III, the Chief Executive Officer of the Company.

Dr. Orza’s disagreement with the Company primarily relates to its compliance  with its corporate governance standards and certain related party transactions.

Item 9.01. Financial Statements and Exhibits.

(a) – (c)	N/A

(d)	Exhibits.

	Exhibit No.	Description

	17.1	Letter from Martin Wade, III, dated February 22, 2008
	17.2	Email from Dr. Vincent F. Orza, Jr., dated February 18, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 22, 2008

BROADCASTER, INC.

By:	/s/ Martin Wade, III
Name:	Martin Wade, III
Title:	Chairman and CEO

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Exhibit Index

Exhibit No.	Description

17.1	Letter from Martin Wade, III, dated February 22, 2008
17.2	Email from Dr. Vincent F. Orza, Jr., dated February 18, 2008